Exhibit 10.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) is made as of August 1, 2017, by and between International Western Petroleum, Inc., a Nevada corporation having an address at 5525 N. MacArthur Blvd, Suite 280, Irving, TX 75038 (the “Company”) and Riggs Capital, Inc., an entity having an address at 10530 Normont Drive, Houston, TX 77070 (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain assignment of account attached as Exhibit A hereto (the “Assignment of Account”), the Company has outstanding indebtedness to the Lender in the aggregate amount of $379,428.00, comprised of both principal and interest (the “Indebtedness”); and

WHEREAS, the Lender desires to, and the Company has agreed to, convert the Indebtedness into an aggregate of 5,900,000 shares of the Company’s restricted common stock, par value $0.001 per share, at an effective conversion price of $0.064 per share, on the terms and conditions as set forth herein (the “Conversion”), it being agreed and acknowledged that subsequent to the Conversion, the Indebtedness shall be cancelled.

NOW, THEREFORE, the parties agree as follows:

1.       Conversion and Cancellation of the Indebtedness. Effective automatically upon the execution and delivery of this Agreement by all the parties (the “Closing”), the Indebtedness shall be cancelled and converted into an aggregate of 5,900,000 newly issued and outstanding restricted shares of the Company’s common stock (the “Shares”).

2.       The Closing. The Closing shall take place on August 2, 2017. At the Closing, the following actions shall take place simultaneously;

(i)	The Lender shall deliver the original Assignment of Account to the Company for cancellation; and

(ii)	The Company shall instruct its transfer agent to deliver to the Lender and an affiliated person (Patrick L. Riggs) certificates representing, in the aggregate, the Shares.

3.       Representations and Warranties of the Company. The Company represents and warrants to the Lender that:

3.1        Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Lender, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditors’ rights generally and by general principles of equity. Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, including without limitation the issuance of the Shares will: (i) constitute a breach or violation of the Company’s constituent documents; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which the Company is a party or by which its assets are bound; or (iii) violate any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction or statute, law, ordinance, rule and regulation applicable to the Company.

3.2       Issuance. The issuance of the Shares pursuant to this Agreement will not violate any (i) preemptive right, right of first refusal or other rights of any person to acquire securities of the Company or (ii) applicable federal or state securities laws, and the rules and regulations promulgated thereunder.

4.       Representations and Warranties of the Lender. The Lender represents and warrants to the Company that:

4.1       Authority. The Lender has all the power and requisite authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Lender. The Lender has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditor’s rights generally and by general principles of equity.

4.2       No Prior Transfer. The Lender has not previously transferred any interest in the Notes or incurred any obligation to do so.

4.3       Investment. The Lender is acquiring the Shares pursuant to this Agreement solely for investment purposes, for the Lender’s own account and not with a view to resale or distribution. The Lender understands that (i) the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, (ii) the Company is under no obligation to register the Shares, and (iii) the Shares cannot be transferred, resold or otherwise disposed of by the Lender without such registration unless the Company receives an opinion of counsel, reasonably acceptable to the Company, stating that such transfer, resale or other disposition is exempt from such registration requirements, or other evidence satisfactory to the Company that demonstrates the applicability of such exemption.

4.4       Investment Qualifications. The Lender has such knowledge and experience in financial and business matters and familiarity with the Company as to be capable of evaluating the merits and risks of converting the Indebtedness into the Shares. The Lender is an “accredited investor,” as defined in Regulation D promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

5.       Survival. The representations and warranties in Sections 3 and 4 shall survive the Closing and continue in full force and effect thereafter.

6.       Post-Closing Cooperation. From and after the Closing, the parties shall cooperate with each other and take such actions as may be reasonably requested and are consistent with the provisions of this Agreement to obtain for the requesting party the benefits of the transactions contemplated hereby.

7.       Miscellaneous.

7.1       Entire Agreement. This Agreement supersedes and cancels any prior or contemporaneous agreements among the parties relating to the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings between the Lender and the Company relating to the subject matter of this Agreement that are not fully expressed herein.

7.2       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

7.3       Successors and Assigns. This Agreement may not be assigned or transferred by any party without the prior written consent of the other parties. Subject to the foregoing restriction on transfer or assignment, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.4       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflict of law principles. Any litigation arising out of or related to this Agreement shall be instituted and prosecuted only in the appropriate state or federal court situated in Clark County, Nevada.

7.5       Interpretation. The captions of the sections of this Agreement are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

7.6       Expenses. Each party will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

7.7       Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement. Facsimile copies of the signature page hereof shall be deemed originals and shall be binding for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first stated above.

THE COMPANY:

INTERNATIONAL WESTERN PETROLEUM, INC.

By:
Name:	Ross H. Ramsey
Title:	Chief Executive Officer

THE LENDER:

RIGGS CAPITAL, INC.

By:
Name:	Patrick L. Riggs
Title:	Chief Executive Officer